Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Spear & Jackson, Inc. (the "Company") on Form 10-K for the year ended September 30, 2004 (the "Report"), I, William Fletcher, acting Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

 /s/ William Fletcher
 --------------------
 William Fletcher
 Acting Chief Executive Officer

 February 1, 2005